UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2007
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California	000-22430	94-2942251

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

46897 Bayside Parkway,
Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 661-5000
Not applicable
(Former Name or Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     On September 6, 2007, Alan S. Lowe, Senior Vice President, Global Customer Solutions Group, notified us that he will be leaving the company to pursue other professional opportunities. As of September 14, 2007, Mr. Lowe will resign his position as Senior Vice President and his responsibilities as head of our Global Customer Solutions Group; however, his employment will continue in a non-executive capacity until October 1, 2007, during which period he will provide transition assistance as requested by the company. Mr. Lowe’s existing employment agreement, included as an exhibit to our Form 10-Q filed on November 9, 2005, and his change-in-control agreement, included as an exhibit to our Form 10-K filed October 13, 2006, will be deemed terminated in conjunction with the termination of his employment on October 1, 2007.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Information in Item 1.02 concerning the departure of our Senior Vice President, Global Customer Solutions Group, is incorporated by reference in this Item 5.02.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASYST TECHNOLOGIES, INC.

Date: September 12, 2007	By:	/s/ Steve Debenham

Steve Debenham
Vice President, General Counsel and Secretary

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